EXHIBIT 10.2

                   CONSULTING AGREEMENT WITH LEONARD J. ROMAN

                              CONSULTING AGREEMENT


This CONSULTING AGREEMENT is made effective the 1st day of October, 2000 by and between Leonard J. Roman, an individual, ("Consultant") and Yes Clothing Co., Inc. a Nevada Corporation (the "Company"), with its principal offices at 4695 MacArthur Court, Newport Beach, CA 92660.

WHEREAS, Consultant has over 30 years of experience in mergers, acquisitions, and corporate finance and management; and,

WHEREAS, the Company desires to employ Consultant, to provide advice concerning mergers and acquisitions, corporate finance, day-to-day management, guidance with respect to general business decisions, and other duties commonly performed by the Consultant of a Corporation.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Consultant agree as follows:

1.   Engagement

The Company hereby engages Leonard J. Roman as Consultant, to provide the Company with advice and leadership as provided herein effective the date hereof and continuing through the Engagement Period (as defined below).

2.   Scope of Services

The services to be provided by Consultant under this Agreement shall be all those necessary or proper to supervise the Company's management personnel and, as needed, to evaluate and advise on transactions between the Company and third parties.

3.   Term of Engagement

This Agreement shall have an initial term of five (5) years. Thereafter, this Agreement will automatically be extended on a year-to-year basis unless Consultant or the Company shall serve written notice on the other party terminating the Agreement (the "Engagement Period"); provided, however, that Consultant and the Company shall agree in writing as to Consultant's continuing compensation for the Management term following the fifth Anniversary hereof. Notice to terminate shall be in writing and shall be delivered at least ten (10) days prior to the end of the Engagement Period, as extended, as provided herein.



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Consulting Agreement - Leonard J. Roman                        Page 2
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4.   Duties of Consultant

Consultant shall devote that amount of time as Consultant deems necessary, at his sole discretion, on a monthly basis, but not less than Twenty (20) hours per month to fulfilling his obligations under this Agreement with incentive compensation, vacation and other time allowances as set forth herein. The particular amount of time may vary from day-to-day or week-to-week at the election of Consultant. The Company understands that Consultant serves as an officer and/or director for other companies which require some of Consultant's professional time, but which do not conflict with Consultant's obligations hereunder. Consultant agrees that he will at all times, faithfully and to the best of their experiences, abilities, and talents, perform all the duties required of them under this Agreement.

5.   Compensation

Compensation to Consultant for services provided pursuant to this Agreement shall consist of the following:

     (A) Fixed Annual Compensation. In consideration for the services provided hereunder, the Company shall pay Consultant an annual payment ("Fixed Annual Compensation") at the rate of Eight Thousand Dollars ($18,000) per annum, payable monthly on the First day of each month at One Thousand Five Hundred ($1,500.00) per month , unless otherwise agreed in writing between the Company and Consultant.

     (B) Business Expense Reimbursement. Consultant shall be entitled to reimbursement of all reasonable and customary business travel and entertainment expenses for which Consultant makes an adequate accounting to the Company. The determination of the adequacy of the accounting and reasonableness of the expenses submitted by Consultant shall be within discretion of the Company's independent certified accountants taking into consideration the substantiation requirements of the Internal Revenue Code of 1986, as amended (the "Code"). If verification is provided, the non-deductibility of such expenses for tax purposes shall not affect Consultant's right to reimbursement.

     (C) Additional Incentive Compensation. In addition to the Fixed Annual Compensation provided hereunder, the Company shall provide Consultant with such additional incentive compensation ("Additional Incentive Compensation"), and shall include but not be limited to the following:

          (i) Option to Purchase Shares. Further, as additional incentive to execute this Agreement, the Company hereby grants to Advisor an option to purchase shares of the Company's common stock exercisable at a price per share of one hundred ten percent (110%) of the moving average closing bid price for such shares for the thirty (30) days prior to the date hereof (the "Option"). The Option shall be evidenced and governed by the Option


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Consulting Agreement -  Leonard J. Roman                        Page 3
May 4, 2001


          Agreement in form and substance as that attached hereto as Exhibit "A" and incorporated herein by reference. The right of Advisor to exercise the Option will vest to Advisor upon execution hereof.

          (ii) Officers Liability Insurance - The Company shall obtain insurance generally maintained for by Limited Liability companies for the benefit of their Consultants against all costs, charges and expenses whatsoever incurred or sustained in connection with any action, suit or proceeding to which such Consultants may be made a party by reason of being or having been the Consultant of the Company. Such insurance coverage shall be provided by the Company and it shall use its best efforts to cause such insurance to be maintained in effect for not less than six (6) years from the date of termination of this Agreement and containing terms and conditions acceptable to Consultant.

          (iii) Vacation and Other Paid Leave of Absence. Consultant shall be allowed to take not less than twenty one (21) days of paid vacation leave per year. Consultant shall be allowed to arrange his work schedule under to this Agreement.

6.   Registration of Company Shares

The Company will register the Option Shares and any other securities of the Company issued to Advisor in connection with the Services with the Securities and Exchange Commission (the "Commission") on a registration statement on Form S-1 or other applicable registration statement within one (1) year from the date hereof. Any Option Shares issued prior to registration will be done so only in reliance on exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws. Such issuance shall be in reliance on representations and warranties of Advisor set forth herein, and updated upon written request by the Company.

7.   Place of Services

The services provided by Consultant hereunder will be performed from the Company's offices in Newport Beach, California, except as otherwise mutually agreed in writing between Consultant and the Company. It is understood and expected that Consultant may make contacts with persons and entities and perform services in other locations as deemed appropriate by Consultant in his sole discretion, provided that such services and any related business travel shall not interfere with Consultant's personal time commitments.

8.   Status

The Company will not be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes as may be required.


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Consulting Agreement - Leonard J.  Roman                        Page 4
May 4, 2001


9.   Termination

     (A) Termination for Disability. If, during the Engagement Period, Consultant shall be unable to provide services to the Company for three (3) consecutive months because of illness, accident, or other incapacity, the Company shall have the right to terminate this Agreement upon written notice to Consultant. Termination under this paragraph shall be effective ten (10) days after the end of the three (3) month period upon receipt by Consultant of such notice.

     (B) Death. In the event of Consultant's death, except for the Life Insurance, this Agreement and all rights and obligations hereunder shall immediately be terminated.

     (C) Termination for Cause. The Company may, at its option, terminate this Agreement by giving written notice of termination to Consultant without prejudice to any other remedy to which the Company may be entitled either at law, in equity, if Consultant:

          (i) Willfully breaches or neglects the duties that he is required to perform under the terms of this Agreement; or

          (ii) Fails to promptly comply with and carry out all directives of the Company's Limited Partners not otherwise in conflict or banned by the terms hereof, in which case, the terms hereof shall prevail; or

          (iii) Is convicted of committing any dishonest or unlawful act.

     (D) Termination Other Than For Cause. This Agreement shall terminate immediately on the occurrence of any one of the following events:

          (i) The occurrence of circumstances, in the judgment of the Company's Limited Partners, that make it impracticable for the Company to continue its present line(s) of business; or

          (ii) The decision of and upon notice by Consultant to voluntarily terminate this Agreement; or

          (iii) The loss by Consultant of legal capacity; or

          (iv) If the Company makes a general assignment for the benefit of creditors, or institutes, or has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, or has a receiver of its assets or property appointed because of insolvency, or otherwise becomes insolvent or unable to timely satisfy all obligations in the ordinary course of business.


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Consulting Agreement - Leonard J.  Roman                               Page 5
May 4, 2001


     (E) Effect of Termination on Compensation. In the event of Termination Other Than For Cause prior to the completion of the Engagement Period, Consultant shall be entitled to a lump sum payment equal to the balance of all compensation due to Consultant under this Agreement, including but not limited to salary and benefits, and to the rights to exercise any remaining, previously unexercised Stock Options, if any. Notwithstanding anything contained herein to the contrary, Consultant's right to exercise any exercised Stock Options, if any, shall continue for two (2) years following the date of termination.

10.  Representations and Warranties of the Company

The Company represents and warrants to Consultant that:

     (A) Limited Liability Corporate Existence. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with power to own property and carry on its business as it is now being conducted.

     (B) No Conflict. This Agreement has been duly executed by the Company and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which the Company is a party or to which the Company is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which the Company is subject.

     (C) Full Disclosure. The information concerning the Company provided to Consultant pursuant to this Agreement is, to the best of the Company's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     (D) Date of Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

11.  Indemnification

The Company and Consultant each agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.


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Consulting Agreement - Leonard J. Roman                        Page 6
May 4, 2001


The Company further agrees to indemnify defend and hold Consultant harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by Consultant arising from Consultant's fulfillment of his duties as the Consultant to the maximum extent permitted by the Nevada Revised Statutes.

In addition to the foregoing indemnity, the Company agrees to indemnify and hold harmless Consultant, and each other person controlling Consultant or any of its affiliates (collectively, the "Indemnified Parties" and each an "Indemnified Party"), within the meaning of either Section 15 of the Act, or Section 20 of the Securities Exchange Act of 1934, (the "Exchange Act") from and against any losses, claims, damages and liabilities (or actions in respect thereof), joint or several, which are related to or arise out of or are based upon any untrue or alleged untrue statement of material fact or any omission or alleged omission of material fact required to be stated or necessary to make other statements, in light of the circumstances in which they are made, not misleading contained in any document, report or material provided to and relied upon by Consultant to prepare any registration statement, prospectus, prospectus, application of any kind or other materials or reports filed by the Company with any regulatory agency.

12.  Miscellaneous

     (A) Subsequent Events. Consultant and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise their efforts and obligations under this Agreement.

     (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     (C) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents a may be reasonably necessary to effectuate the purposes of this Agreement.

     (D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     (E) Assignment. Neither the Company nor Consultant shall assign their rights or obligations under the Agreement without the prior written consent of the other.


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Consulting Agreement - Leonard J. Roman                            Page 7
May 4, 2001


     (F) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

          (1)  In the case of the Company:

               Yes Clothing Co., Inc.
               4695 MacArthur Court, #1450
               Newport Beach, CA. 92660
               Telephone:     (949) 833-2094
               Telefax:  (949) 833-7854


          (2)  In the case of Consultant:

               Leonard J. Roman
               4695 MacArthur Court, Suite 1450
               Newport Beach, CA  92660
               Telephone:     (949) 833-2094
               Telefax:  (949) 833-7854

     or to such other person or address designated by the Company or Consultant to receive notice.

     (G) Headings. The section and subsection headings in this agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (H) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (I) Governing Law. This Agreement was negotiated and is being contracted for in the State of California, and shall be governed by the laws of the State of California, notwithstanding any conflict-of-law provision to the contrary.

     (J) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.



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Consulting Agreement - Leonard J. Roman                        Page 8
May 4, 2001


     (K) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

     (L) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     (M) Facsimile Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     (N) Termination of Any Prior Agreements. Effective the date hereof, all prior rights of Consultant relating to the accrual or payment of any form of compensation or other benefits from the Company based upon any agreements other than this Agreement, whether written or oral, entered into prior to the date hereof, are hereby terminated.

     (O) Consolidation or Merger. Subject to the provisions hereof, in the event of a sale of the stock, or substantially all of the stock, of the Company, or consolidation or merger of the Company with or into another corporation or entity, or the sale of substantially all of the operating assets of the Company to another corporation, entity or individual, the Company may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of the Company hereunder; provided, however, that in no event shall the duties and services of Consultant provided for herein, or the responsibilities, authority or powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

     (P) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.








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Consulting Agreement - Leonard J. Roman                        Page 9
May 4, 2001



IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first written above.


"Consultant"
Leonard J. Roman

  /s/Leonard J. Roman
By:  Leonard J. Roman



"Company"
YES CLOTHING CO.,  INC.
a Nevada Corporation

By: /s/ J.L.Lawver
Name:   J.L. Lawver
Title:  Director